EXHIBIT 11
                            JONES APPAREL GROUP, INC.
              Computation of Basic and Diluted Earnings per Share
                     (In millions except per share amounts)

                                         For the Year Ended December 31,
                                        --------------------------------
                                            2004        2003        2002
                                        --------    --------     -------
Basic Earnings per Share:
-------------------------
Net income...........................     $301.8      $328.6      $318.5
                                        ========    ========     =======

Weighted average number of shares
outstanding..........................      123.6       127.3       128.2
                                        ========    ========     =======

Basic earnings per share.............      $2.44       $2.58       $2.48
                                        ========    ========     =======

Diluted Earnings per Share:
---------------------------
Net income...........................     $301.8      $328.6      $318.5
Add: interest expense associated
     with convertible notes,
     net of tax benefit..............        0.8         9.5         9.1
                                        --------    --------     -------
Income available to common
  shareholders.......................     $302.6      $338.1      $327.6
                                        ========    ========     =======

Weighted average number of shares
  outstanding........................      123.6       127.3       128.2
Effect of dilutive securities:
  Employee stock options.............        2.2         1.3         2.9
  Assumed conversion of convertible
    notes............................        0.7         7.9         7.9
                                        --------    --------     -------
                                           126.5       136.5       139.0
                                        ========    ========     =======
Diluted earnings per share..........       $2.39       $2.48       $2.36
                                        ========    ========     =======